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                                 EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors
Tele-Communications International, Inc.

We consent to the incorporation by reference in the Registration Statement (No. 333-64297) of Tele-Communications, Inc. on Form S-4, as amended (Amendment
No. 1) of our report, dated March 20, 1998, relating to the consolidated balance sheets of Tele-Communications International, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications International, Inc., as amended by Form 10-K/A (Amendment No. 1), and to the reference to our firm under the report heading "Experts" in the Registration Statement.



                                        KPMG Peat Marwick LLP

Denver, Colorado
October 12, 1998